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                              BOWATER INCORPORATED
                               SUBSIDIARY LISTING

                                                            Jurisdiction of
                  Name                                      Incorporation
                  ----                                      -------------
         Alliance Forest Products (2001) Inc.               Canada
         Bowater Alabama Inc.                               Alabama
         Bowater America Inc.                               Delaware
         Bowater Asia Pte Ltd.                              Singapore
         Bowater Canada Finance Corporation                 Nova Scotia
         Bowater Canada Inc.                                Canada
         Bowater Canadian Forest Products Inc.              Canada
         Bowater Canadian Holdings Incorporated             Nova Scotia
         Bowater Canadian Limited                           Canada
         Bowater Europe Limited                             United Kingdom
         Bowater Finance Company Inc.                       Delaware
         Bowater Funding Inc.                               Delaware
         Bowater-Halla Paper Co., Ltd.                      Korea
         Bowater Japan Limited                              Japan
         Bowater Maritimes Inc.(1)                          New Brunswick
         Bowater Mersey Paper Company Limited(2)            Nova Scotia
         Bowater Mississippi LLC                            Delaware
         Bowater Nuway Inc.                                 Delaware
         Bowater S. America Ltda.                           Brazil
         Calhoun Newsprint Company(3)                       Delaware
         Lake Superior Forest Products Inc.                 Delaware

Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of Bowater Incorporated. The names of certain other direct and indirect subsidiaries of Bowater Incorporated have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1) 67 percent owned
(2) 51 percent owned
(3) Approximately 51 percent owned